                                                                      EXHIBIT U


                                   AGREEMENT

                      Pursuant to Securities Exchange Act
                             Rule 13d-1(k)(1)(iii)

         The undersigned hereby agree that Amendment No. 9 to the Schedule 13D, filed pursuant to the Securities Exchange Act of 1934 and executed by each of the undersigned of even date herewith, is filed on behalf of each of the undersigned.

         DULY EXECUTED this 29th day of April, 2002.


AER PARTNERS                                 THE KINDT-COLLINS COMPANY

By: /s/ Jon A. Lindseth                      By:  /s/ Jon A. Lindseth
   -------------------------------              -------------------------------
   Jon A. Lindseth, Trustee under               Jon A. Lindseth, Chairman
   Jon A. Lindseth Trust Agreement
   dated April 25, 1986, as
   modified, Managing Partner                BATTERY PARTNERS

                                             By:  /s/ Jon A. Lindseth
JON A. LINDSETH, TRUSTEE UNDER                  -------------------------------
JON A. LINDSETH TRUST AGREEMENT                 Jon A. Lindseth, under
DATED APRIL 25, 1986, AS MODIFIED               Jon A. Lindseth Trust
                                                Agreement dated April 25, 1986,
By: /s/ Jon A. Lindseth                         as modified, Managing Partner
   -------------------------------
   Jon A. Lindseth, Trustee under
   Jon A. Lindseth Trust Agreement           /s/ Jon A. Lindseth
   dated April 25, 1986, as                  ----------------------------------
   modified                                  Jon A. Lindseth


ELMWOOD PARTNERS II

By:  /s/ Jon A. Lindseth
   -------------------------------
   Jon A. Lindseth, Trustee under
   Jon A. Lindseth Trust Agreement
   dated April 25, 1986, as
   modified, Managing Partner